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                                                   Exhibit 99.2

                             CERTIFICATE OF MERGER

                                      OF

                                 CELLCOR, INC.

                                     INTO

                           CELLCOR ACQUISITION CORP.


                                  ***********


          The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY THAT:

          1. The name and state of incorporation of each of the constituent corporations of the merger is as follows:

     Name                                           State of Incorporation
     ----                                          -----------------------

     Cellcor, Inc.                                 Delaware
     Cellcor Acquisition Corp.                     Delaware
     (formerly known as Small-C Acquisition Corp.)

          2. An Agreement and Plan of Merger, as amended (the "Agreement of Merger") by and among Cytogen Corporation, a Delaware corporation ("Cytogen"), Cellcor Acquisition Corp., a wholly-owned subsidiary of Cytogen, and Cellcor, Inc., the parties to the merger, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

          3. The name of the surviving corporation of the merger is CELLCOR ACQUISITION CORP.

          4. The Certificate of Incorporation of Cellcor Acquisition Corp. as in effect immediately prior to the effective time of the merger shall be the Certificate of Incorporation of the surviving corporation and will thereafter continue to be its Certificate of Incorporation until changed as provided by law, except that Article 1 is hereby amended in its entirety to read as follows:

               "1.  Name.  The name of the Corporation is Cellcor, Inc."
                    ----

          5. The executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 200 Wells Avenue, Newton, MA 02159.
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          6.   A copy of the Agreement of Merger will be furnished by the surviving corporation on request and without cost to any stockholder of any constituent corporation.


Dated:  October 19, 1995


                              CELLCOR ACQUISITION CORP.


                              By: /s/ Thomas J. McKearn
                                 --------------------------
                                Thomas J. McKearn,
                                President

ATTEST:

By: /s/ T. Jerome Madison
   ---------------------------
 T. Jerome Madison, Secretary